UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2010 (April 26, 2010)
PSB GROUP, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-50301	42-1591104
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)
1800 East Twelve Mile Road, Madison Heights, Michigan 48071
(Address of principal executive offices)     (Zip Code)
Registrant’s telephone number, including area code: (248) 548-2900
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On April 27, 2010, PSB Group, Inc. announced the appointment of Henry Thiemann as President and Chief Executive Officer. In connection therewith, PSB Group entered into a three year agreement with Mr. Thiemann that provides the following, subject to approval by various regulatory agencies:
The title President and CEO of PSB Group, Inc. as well as Peoples State Bank.
A position on the Board of Directors for PSB Group, Inc. as well as Peoples State Bank.
An annual salary of $200,000, as well as normal benefits, for 2 years with the option to be increased in the third year by decision of the Board.
A $24,000 annual housing allowance.
A $3,000 annual executive physical.
A $50,000 hiring bonus.
A minimum of 20 days paid vacation.
A social membership at the Detroit Athletic Club.
A change of control payment of 12 months salary along with normal benefits in the event the corporation changes control during the period of the agreement.
A termination payment of 12 months salary along with normal benefits in the event the Board releases Mr. Thiemann without cause during the period of the agreement.
A copy of the agreement is attached to this 8-K along with a copy of the press release issued April 27, 2010.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
Exhibit Number

10.1	Employment Agreement with Henry R. Thiemann.

99.1	Press Release dated April 27, 2010 issued by PSB Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB GROUP, INC.
Dated: April 27, 2010	by:	/s/ David A. Wilson
David A. Wilson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement with Henry R. Thiemann.

99.1	Press Release dated April 27, 2010 issued by PSB Group, Inc.